Exhibit 99.1

Sbarro, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 29, 2008

Melville, New York – August 8, 2008 – Sbarro, Inc. (the “Company”) announced today results of operations for the quarter and the six months ended June 29, 2008. The Company’s detailed results are included in its Report on Form 10-Q, which was filed with the SEC today.

Second Quarter Financial Results

Revenues were $85.4 million for the quarter ended June 29, 2008 as compared to revenues of $82.6 million for the quarter ended July 1, 2007. The increase in revenues was generated by new company owned and franchise stores opened in 2007 and the first half of 2008 and revenue growth attributable to our comparable unit sales in our International Franchise restaurants offset by a slight decrease in comparable unit sales in our company owned and Domestic Franchise restaurants.

Net loss for the quarter ended June 29, 2008 was $5.0 million as compared to a net loss of $2.4 million for the quarter ended July 1, 2007.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreement, was $5.5 million for the quarter ended June 29, 2008 as compared to $9.7 million for the quarter ended July 1, 2007. The decline in EBITDA is primarily a result of increased cost of products, in particular in the cost of cheese, flour and flour related commodity costs such as pasta, as well as increased cost of labor, while comparable unit sales declined slightly.

As discussed in Exhibit A, EBITDA is a non-GAAP financial measure that management believes is an important metric for us to report to our investors, as we consider it a helpful additional indicator of our ability to meet future debt obligations and to comply with certain covenants in our borrowing agreements which are tied to this metric. Exhibit A includes a reconciliation of EBITDA to net loss, which is the most directly comparable financial measure under United States Generally Accepted Accounting Principles (“GAAP”). Exhibit A also identifies adjustments to EBITDA that are provided for under our bank credit agreement.

Year to Date Financial Results

The Company has reported operating results and its financial position for all periods presented as of and prior to January 30, 2007 (prior to completion of the Merger) as those of the Predecessor Company and for all periods from and after January 31, 2007 (from completion of the Merger) as those of the Successor Company. The Company’s operating results for the six months ended July 1, 2007 are presented as the combined results of the Predecessor and Successor companies. The presentations of “Combined” results is not consistent with the requirements of GAAP; however, the Company’s management believes that it is a meaningful way to present the results of operations for the six months ended July 1, 2007.

Revenues were $168.6 million for the six months ended June 29, 2008 as compared to combined revenues of $163.1 million for the six months ended July 1, 2007. Our revenue increase was primarily driven from new stores opened in 2007 and the first half of 2008 in both our company owned and franchise restaurants and revenue growth attributable to our comparable unit sales in our International Franchise restaurants.

Net loss for the six months ended June 29, 2008 was $7.7 million as compared to the combined $35.6 million net loss for the six months ended July 1, 2007. Included in the combined net loss for the six months ended July 1, 2007 was $31.4 million attributable to special event bonuses in connection with the Merger.

EBITDA for the six months ended June 29, 2008, as calculated in accordance with the terms of the Company’s bank credit agreement, was $13.4 million as compared to $19.6 million EBITDA for the combined six months ended July 1, 2007. The decline in EBITDA was attributable to increased cost of products, in particular in the cost of cheese, flour and flour related commodity costs such as pasta, while comparable sales remained relatively flat.

Peter Beaudrault, Chairman of the Board, President and CEO of Sbarro, commented, “The reduction in profitability in the first half of the year was driven primarily by higher commodity costs versus the comparable period in 2007. Commodity prices started to increase towards the end of the second quarter of 2007 and therefore we do not expect to see a corresponding negative impact on a year over year basis from commodity costs in the second half of 2008. Furthermore, in recent weeks we have begun to see a decline in overall commodity costs which, if maintained, would favorably affect our year over year comparisons. We also expect to benefit from same store sales comparisons as our same store sales decreased 1.8% in the fourth quarter of 2007. Year to date we have reported flat same store sales as compared to a 3% increase in the first half of 2007.”

MidOcean Partners’ Acquisition of Sbarro

On January 31, 2007, MidOcean SBR Acquisition Corp., an indirect subsidiary of MidOcean SBR Holdings, LLC (“Holdings”), an affiliate of MidOcean Partners III, L.P., and certain of its affiliates (“MidOcean”) merged with and into the Company (the “Merger”) in exchange for consideration of $450 million in cash, subject to certain adjustments. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Holdings.

In addition, the former shareholders received a distribution of the cash on hand in excess of (i) $11 million, plus (ii) all amounts required to be paid in connection with various special event bonuses paid in connection with completion of the Merger.

In connection with the Merger, the Company transferred interests in certain non-core assets to a newly formed company owned by certain of our former shareholders. There was no additional consideration given for the transfer of these assets as they were treated as a dividend. The assets and related costs that we transferred (the “Withdrawn Assets”) were:

•

the interests in Broadhollow Realty LLC. and Broadhollow Fitness Center LLC., which owned the corporate headquarters of the Company, the fitness center and the assets of the Sbarro Café located at the corporate headquarters;

•	a parcel of undeveloped real property located in East Northport, New York;

•	the interests in Boulder Creek Ventures, LLC and Boulder Creek Holdings, LLC, which own a 40% interest in a joint venture that operates 15 steakhouses under “Boulder Creek” and other names; and

•	the interest in Two Mex-SS, LLC, which owns a 50% interest in a joint venture that operates two tex-mex restaurants under the “Baja Grill” name.

About the Company

Based in Melville, New York, we believe we are the world’s leading Italian quick service restaurant concept and the largest shopping mall-focused restaurant concept in the world. We have 1,064 restaurants in 43 countries. Sbarro restaurants feature a menu of popular Italian food, including pizza, a selection of pasta dishes and other hot and cold Italian entrees, salads, sandwiches, drinks and desserts. Additional information is available at http://www.sbarro.com/.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about non-historical matters and often are identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will,” or “intend” and similar expressions. These forward-looking statements include statements about anticipated future store openings and growth and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Sbarro and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include: (1) general economic, inflation, national security, weather and business conditions; (2) decrease in mall traffic, and other events that signal or arise from a downturn in the economy, such as continued increases in energy and commodity costs that negatively affect consumer spending; (3) the availability of suitable restaurant sites in appropriate regional shopping malls and other locations on reasonable rental terms; (4) changes in consumer tastes; (5) changes in population and traffic patterns, including the effects that military action and terrorism or other events may have on the willingness of consumers to frequent malls, airports or downtown areas which are the predominant areas in which our restaurants are located; (6) our ability to continue to attract franchisees; (7) the success of our present, and any future, joint ventures and other expansion opportunities; (8) changes in the prices of food (particularly cheese and tomatoes), beverage and paper products; (9) our ability to pass along cost increases to our customers; (10) increases in minimum wage; (11) the continuity of services of members of our senior management team; (12) our ability to attract and retain competent restaurant and executive managerial personnel; (13) competition; (14) the level of, and our ability to comply with, government regulations; (15) our ability to generate sufficient cash flow to make interest and principal payments under our borrowing agreements; (16) our ability to comply with financial covenants and ratios and the effects which the restrictions imposed by those financial covenants and ratios contained in our borrowing agreements may have on our ability to operate our business; (17) our ability to repurchase and/or repay amounts under our borrowing agreements to the extent required in the event of certain circumstances as defined in our borrowing agreements; and (18) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

[Financial schedules to follow]

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Contact:

Anthony J. Puglisi

Vice President &

Chief Financial Officer

(631) 715-4100

SBARRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	For the quarter ended June 29, 2008	For the quarter ended July 1, 2007
	SUCCESSOR	SUCCESSOR
Revenues:
Restaurant sales	$81,143	$78,959
Franchise related income	4,239	3,642

Total revenues	85,382	82,601

Costs and expenses:
Cost of food and paper products	19,386	15,916
Payroll and other employee benefits	24,415	22,118
Other operating costs	31,191	29,605
Other income, net	(682)	(706)
Depreciation and amortization	4,616	4,622
General and administrative	7,010	6,838
Asset impairment, restaurant closings/remodels	168	126

Total costs and expenses	86,104	78,519

Operating (loss) income	(722)	4,082

Other (expense) income:
Interest expense	(7,309)	(8,059)
Interest income	34	72
Equity in net income of unconsolidated affiliates	22	—

Net other expense	(7,253)	(7,987)

Income before income taxes	(7,975)	(3,905)

Income tax benefit	(2,994)	(1,542)

Net loss	$(4,981)	$(2,363)

SBARRO, INC. AND SUBSIDIARIES

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	GAAP	GAAP		“Combined”
	Six months ended June 29, 2008	For the period January 31 through July 1, 2007	For the period January 1 through January 30, 2007	Six months ended July 1, 2007 *
	SUCCESSOR	SUCCESSOR	PREDECESSOR
Revenues:
Restaurant sales	$160,896	$132,051	$23,594	$155,645
Franchise related income	7,724	6,119	993	7,112
Real estate	—	—	323	323

Total revenues	168,620	138,170	24,910	163,080

Costs and expenses:
Cost of food and paper products	36,768	26,613	4,308	30,921
Payroll and other employee	46,728	37,091	6,762	43,853
Other operating costs	61,200	48,604	8,839	57,443
Other income, net	(1,901)	(1,131)	(497)	(1,628)
Depreciation and amortization	8,734	7,538	1,272	8,810
General and administrative	14,245	11,261	2,843	14,104
Special event bonuses	—	—	31,395	31,395
Asset impairment and restaurant closings/remodels	335	209	74	283

Total costs and expenses, net	166,109	130,185	54,996	185,181

Operating income (loss)	2,511	7,985	(30,086)	(22,101)

Other (expense) income:
Interest expense	(15,045)	(13,363)	(2,570)	(15,933)
Interest income	107	404	108	512
Equity in net income (loss) of unconsolidated affiliates	(128)	—	12	12

Net other expense	(15,066)	(12,959)	(2,450)	(15,409)

Loss before income taxes	(12,555)	(4,974)	(32,536)	(37,510)

Income tax (benefit) expense	(4,823)	(1,982)	44	(1,938)

Net loss	$(7,732)	$(2,992)	$(32,580)	$(35,572)

*	The combined results of the successor and predecessor for the periods in 2007 do not comply with generally accepted accounting principles; however, we believe these results provide useful information to assess the relative performance of the businesses in all periods presented in the financial statements on an ongoing basis.

Exhibit A

Sbarro, Inc.

EBITDA Reconciliation

Quarters and Years to Date Ended June 29, 2008 and July 1, 2007

(unaudited)

EBITDA represents earnings before interest income, interest expense, taxes, depreciation and amortization. EBITDA, as calculated under our bank credit agreement, includes certain additional adjustments, as set forth in the reconciliation that follows. EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, net income, cash flow from operations or other cash flow statement data prepared in accordance with United States generally accepted accounting principles (“GAAP”) or as a measure of a company’s profitability or liquidity. Rather, we believe that EBITDA provides relevant and useful information for analysts and investors in our Senior Notes due 2015 (“Senior Notes”) and our bank lenders, as EBITDA is one of the measures used in calculating our compliance with certain financial ratios in the indenture governing our Senior Notes and in determining compliance with certain financial covenants under our bank credit agreement.

Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since all companies do not calculate this non-GAAP measure in the same manner. Our EBITDA calculations are not intended to represent cash provided by (used in) operating activities since they do not include interest and taxes and changes in operating assets and liabilities, nor are they intended to represent a net increase in cash since they do not include cash provided by (used in) investing and financing activities. The calculation of EBITDA under our bank agreement and under the indenture governing our Senior Notes may differ, because of differences in the definitions contained in those two documents. We provide a calculation of EBITDA under our bank credit agreement because we are required to satisfy a quarterly financial measurement that uses EBITDA as a compliance metric. Our indenture does not include a similar quarterly compliance covenant.

Exhibit A

The following tables reconcile the Predecessor, Successor and Combined net loss for the following periods in 2008 and 2007, respectively, to EBITDA as defined in the Company’s bank credit agreement for the same periods. We believe that net loss is the most directly comparable GAAP financial measure to EBITDA. All amounts below are in thousands.

	Quarter Ended June 29, 2008	Quarter Ended July 1, 2007
Net loss	$(4,981)	$(2,363)
Interest expense	7,309	8,059
Interest income	(34)	(72)
Income tax benefit	(2,994)	(1,542)
Depreciation and amortization	4,616	4,622

EBITDA	3,916	8,704

Non cash adjustments (1)	545	377
Litigation charges, net (2)	(150)	—
Preopening expenses	106	267
Management fee	251	250
Closed store costs	173	126
Employee related restructuring expenses (3)	501	—
Joint venture operations	206	—

EBITDA in accordance with the bank credit agreement	$5,548	$9,724

Exhibit A

	For the six months ended June 29, 2008	For the period January 31 through July 1, 2007	For the period January 1 through January 30, 2007	Combined Six Months ended July 1, 2007
	SUCCESSOR	SUCCESSOR	PREDECESSOR
Net loss	$(7,732)	$(2,992)	$(32,580)	$(35,572)
Interest expense	15,045	13,363	2,570	15,933
Interest income	(107)	(404)	(108)	(512)
Income tax benefit (expense)	(4,823)	(1,982)	44	(1,938)
Depreciation and amortization	8,734	7,538	1,272	8,810

EBITDA	11,117	15,523	(28,802)	(13,279)

Special event bonuses (4)	—	—	31,395	31,395
Eliminated expenses (5)	—	(230)	183	(47)
Non-recurring income (6)	(500)	—	—	—
Non cash adjustments (1)	813	616	(96)	520
Litigation charges, net (2)	(250)	—	—	—
Preopening expenses	407	295	22	317
Management fee	509	417	—	417
Closed store costs	392	210	74	284
Employee related restructuring expenses (3)	711	—	—	—
Joint venture operations	228	—	—	—

EBITDA in accordance with the bank credit agreement	$13,427	$16,831	$2,776	$19,607

(1)	Non cash adjustments include deferred rent and amortization relating to purchase accounting in connection with the Merger.
(2)	Net cash paid for litigation settlements accrued in 2007.
(3)	Employee related restructuring expenses include severance and employee costs related to eliminated positions.
(4)	Adjustment to exclude the payment of the special event bonuses net of the reversal of an accrual for a long-term incentive award, all in connection with the Merger.
(5)	“Eliminated expenses” refers to certain costs and expenses related to our former shareholders including salaries, bonuses benefits, payroll taxes, travel and entertainment and earnings from withdrawn assets.
(6)	Non-recurring income is compensation received from a landlord for a lease on a location that was terminated involuntarily.